                                                                     EXHIBIT 4.9

                                 [FORM OF NOTE]

                                                                    CUSIP

                               CANWEST MEDIA INC.

No.                                                             U.S.$

                          7-5/8 % SENIOR NOTE DUE 2013

            CANWEST MEDIA INC., a corporation organized under the federal laws of Canada (the "Issuer," which term includes any successor corporation), for value received, promises to pay to Cede & Co. or registered assigns the
principal sum of U.S.$        on April 15, 2013.

            Interest Payment Dates: April 15 and October 15, commencing October 15, 2003.

            Record Dates: April 1 and October 1.

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.
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            IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                            CANWEST MEDIA INC.


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

Dated:

Certificate of Authentication:

            This is one of the 7-5/8% Senior Notes due 2013 referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK,
                                              as Trustee


                                            By:
                                               ---------------------------------
                                                 Authorized Signatory









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
                                [REVERSE OF NOTE]

                               CANWEST MEDIA INC.

                          7-5/8 % SENIOR NOTE DUE 2013

            1. Interest. CANWEST MEDIA INC., a corporation organized under the federal laws of Canada (the "Issuer"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 7-5/8% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including April 3, 2003 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 15 and October 15 commencing October 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate multiplied by the actual number of days in the year and divided by 360. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

            2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on April 1 or October 1 next preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest on the Notes in the manner set forth in Article 2 of the Indenture. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

            3. Paying Agent and Registrar. Initially, The Bank of New York, in its capacity as Trustee (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. Neither the Issuer nor any of its Affiliates may act as Paying Agent or Registrar.

            4. Indenture. The Issuer issued the Notes under an Indenture dated as of April 3, 2003 (the "Indenture") between the Issuer, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb), as amended from time to time (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.19 of the Indenture. The Notes include the Exchange Notes issued in exchange for the Notes pursuant to the Registration Rights Agreement. All Notes issued under the Indenture are treated as a single class of



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
securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. This is one of the Notes referred to in the Indenture.

            5. Additional Amounts. The Issuer will pay to the Holders of Notes such Additional Amounts as may become payable under Section 4.25 of the Indenture.

            6. Optional Redemption. The Issuer, at its option, may redeem the Notes, in whole or in part, at any time on or after April 15, 2008 upon not less than 30 nor more than 60 days' prior written notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on April 15 of each year listed below:


        Year                                                    Redemption Price
        ----                                                    ----------------
        2008................................................        103.813%
        2009................................................        102.542%
        2010................................................        101.271%
        2011 and thereafter.................................        100.000%

            Notwithstanding the foregoing, the Issuer may redeem in the aggregate up to (i) 35% of the original principal amount of the Notes at any time and from time to time prior to April 15, 2006 at a redemption price equal to 107.625% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date, out of the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the principal amount of Notes originally issued (including the original principal amount of Additional Notes) shall remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

            Notwithstanding the foregoing and notwithstanding any other term of the Notes or of the Indenture, until (i) the completion of an exchange offer under the Registration Rights Agreement or (ii) if such an exchange offer is not consummated within 165 days of the Issue Date, the filing of a shelf registration statement covering resales of the Notes which is declared effective under the Securities Act, the Issuer may not redeem in the aggregate more than 25% of the original principal amount of the Notes.

            In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee in its sole discretion shall deem fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as sufficient funds to effect such redemption are deposited by or on behalf of the Issuer with the Paying Agent.

            7. Tax Redemption. The Notes will be redeemable, in whole but not in part, at the option of the Issuer, upon not less than 30 nor more than 60 days' prior written notice mailed by first class mail to each Holder of Notes at its address appearing on the Register maintained by the Registrar, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, if the Issuer or any Guarantor is or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts pursuant to Section 4.25 of the Indenture as a result of a change in, or amendment to, the laws (or any regulation or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in, or amendment to, any administrative or other official position regarding the application or interpretation of such laws, regulations or rulings (including, without limitation, a ruling by a court of competent jurisdiction), which change or amendment is announced on or after the Issue Date; provided that the Issuer or such Guarantor determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuer or such Guarantor (not including substitution of the obligor under the Notes). No such notice of redemption may be given later than 180 days after the Issuer first becomes liable to pay any Additional Amounts as a result of such change or amendment.

            8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest will cease to accrue on Notes or portions thereof called for redemption.

            9. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale, and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

            10. Legend. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of U.S.$1,000 and integral multiples of U.S.$1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

            12. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

            13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or a Paying Agent will pay the money back to the Issuer (or, if appropriate, any Guarantors) at its written request. After that, Holders entitled to the money must look to the Issuer and any Guarantors for payment as unsecured general creditors unless applicable "abandoned property" law designates another Person.

            14. Amendment, Supplement, Waiver, Etc. The Issuer, any Guarantor and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer, any Guarantor and the Trustee with the written consent of the Holders of not less than a majority of the aggregate principal amount of then outstanding Notes, subject to certain exceptions requiring the written consent of the Holders of the particular Notes to be affected.

            15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, issue Preferred Stock of any Restricted Subsidiaries of the Issuer, enter into sale and leaseback transactions and on the ability of the Issuer to merge or consolidate with any other Person or transfer all or substantially all of the Issuer's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to

Section 4.04 of the Indenture, the Issuer must annually report to the Trustee in writing on compliance with such limitations.

            16. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation will, except as provided in Article 5, be released from those obligations.

            17. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) of the Indenture with respect to the Issuer or any Restricted Subsidiary) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Notes may, by written notice to the Trustee and the Issuer, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in Section 6.01(7) or (8) of the Indenture occurs with respect to the Issuer or any Restricted Subsidiary, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may, in writing, direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest or a default in the observance or performance of any of the obligations of the Issuer under Article 5 of the Indenture) if it determines in its sole discretion that withholding notice is in the Holders' best interests.

            18. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, any Guarantor or their Affiliates, and may otherwise deal with the Issuer, any Guarantor or their Affiliates, as if it were not a Trustee.

            19. No Recourse Against Others. No director, officer, employee incorporator or stockholder, of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or the Guarantees or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            20. Discharge. The Issuer's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the

Trustee of U.S. dollars or Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

            21. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Notes.

            22. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuer and Guarantors with certain conditions set forth in the Indenture.

            23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer and Guarantors have caused CUSIP Numbers to be printed on the Notes and have directed the Trustee in writing to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            24. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            25. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

            THE ISSUER WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

               CANWEST MEDIA INC.
               31st Floor, TD Centre
               201 Portage Avenue
               Winnipeg, Manitoba, R3B 3L7
               Canada

               Attention:  Chief Financial Officer



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
                                   ASSIGNMENT

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                         Your Signature:
     --------------                          -----------------------------------
                                             (Sign exactly as your name appears
                                              on the other side of this Note)

                  Signature Guarantee: _______________________

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to accept the offer to have all or any part of this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.20 of the Indenture, check the appropriate box:

            | |    Section 4.09                 | |    Section 4.20

            If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.09 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

U.S.$______________________
 (multiple of U.S.$1,000)

Date:______________________

                              Your Signature:___________________________________
                                             (Sign exactly as your name appears
                                             on the face of this Note)

_________________________________
Signature Guaranteed

                              SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


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